UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Horizon Therapeutics Public Limited Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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The following information was included in a Current Report on Form 8-K filed with the Securities and Exchange Commission by Horizon Therapeutics plc (“Horizon”) on January 31, 2023:

On January 30, 2023, Horizon and Amgen Inc. (“Amgen”) each received a request for additional information and documentary materials (the “Second Request”) from the U.S. Federal Trade Commission (the “FTC”) in connection with the FTC’s review of Amgen’s proposed acquisition of Horizon (the “Transaction”).

The effect of the Second Request is to extend the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) until 30 days after Horizon and Amgen have substantially complied with the Second Request, unless that period is extended voluntarily by the parties or terminated sooner by the FTC.

Both parties intend to promptly respond to the Second Request and to continue to work cooperatively with the FTC in its review of the Transaction.

Completion of the Transaction remains subject to the expiration or termination of the waiting period under the HSR Act and the satisfaction or waiver of the other closing conditions specified in the Transaction Agreement, dated December 11, 2022, by and among Amgen, Pillartree Limited, a wholly owned subsidiary of Amgen, and Horizon.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Transaction, Horizon filed with the SEC a definitive proxy statement (as may be amended and supplemented, the “Proxy Statement”) on Schedule 14A on January 23, 2023, which includes the Scheme Document. The Proxy Statement was mailed to Horizon shareholders as of the record date of January 19, 2023 established for voting at the Horizon special meetings to approve the Transaction. BEFORE MAKING ANY VOTING DECISION, HOLDERS OF HORIZON SHARES ARE URGED TO READ THE PROXY STATEMENT (INCLUDING THE SCHEME DOCUMENT) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE SCHEME AND RELATED MATTERS.

Any vote in respect of the resolutions to be proposed at the Horizon special meetings to approve the Transaction, the Scheme or related matters, or other responses in relation to the Transaction, should be made only on the basis of the information contained in the Proxy Statement (including the Scheme Document) and other relevant documents filed or to be filed with the SEC in connection with the Transaction, including any documents incorporated therein.

The Proxy Statement, as well as Horizon’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at Horizon’s website at https://ir.horizontherapeutics.com/financial-information/sec-filings. Horizon shareholders and investors may also obtain, without charge, a copy of the Proxy Statement (including the Scheme Document) and other relevant documents (when available) by directing a written request to Horizon Therapeutics plc, Attn: Investor Relations, 70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland, or by contacting Tina Ventura, Investor Relations, via email at investor-relations@horizontherapeutics.com.

PARTICIPANTS IN THE SOLICITATION

Horizon and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Horizon shareholders in connection with the Transaction and any other matters to be voted on at the Horizon special meetings. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of Horizon shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, is, or will be, set forth in the Proxy Statement (which contains the Scheme Document) and other relevant materials to be filed with the SEC in connection with the Transaction. Additional information about the directors and executive officers of Horizon, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement. You may obtain free copies of these documents using the sources indicated above.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “see,” “continue,” “could,” “can,” “may,” “will,” “likely,” “depend,” “should,” “would,” “plan,” “predict,” “target,” and similar expressions, and may include references to assumptions and relate to Horizon’s future prospects, developments and business strategies, and the Transaction. Such forward-looking statements include, but are not limited to, statements relating to the Transaction and Horizon’s and Amgen’s expectations with respect to the Second Request. Horizon’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the Transaction in a timely manner or at all; the satisfaction (or waiver) of conditions to the consummation of the Transaction, including with respect to required regulatory approvals; potential delays in consummating the Transaction; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Transaction Agreement; and the outcome of any legal proceedings that have or may be instituted against the parties or any of their respective directors or officers related to the Transaction Agreement or the Transaction. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Horizon’s most recent filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on Horizon’s website at https://ir.horizontherapeutics.com/financial-information/sec-filings. The forward-looking statements set out in this communication are made only as of the date hereof. Horizon assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

RESPONSIBILITY STATEMENT REQUIRED BY THE IRISH TAKEOVER RULES

The directors of Horizon accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the directors (who have taken all reasonable care to ensure that such is the case), the information contained in this communication is in accordance with the facts and does not omit anything likely to affect the import of such information.

DEALING DISCLOSURE REQUIREMENTS OF THE IRISH TAKEOVER RULES

Under the provisions of Rule 8.3(b) of the Irish Takeover Rules, if any person is, or becomes, “interested” (directly or indirectly) in 1% or more of any class of “relevant securities” of Horizon (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”), that person must publicly disclose all “dealings” in any “relevant securities” of Horizon during the “offer period,” by not later than 3:30 p.m. (E.T.) on the “business day” following the date of the relevant transaction.

If two or more persons co-operate on the basis of any agreement either express or tacit, either oral or written, to acquire an “interest” in “relevant securities” of Horizon, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

A disclosure table, giving details of the companies in whose “relevant securities” and “dealings” should be disclosed can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

“Interests” in securities arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Irish Takeover Rules, which can be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020.

ADDITIONAL INFORMATION

Certain capitalised words used in this communication and not herein defined have the meanings given to such words in the Rule 2.7 Announcement dated December 12, 2022 issued by Horizon and Amgen (the “Rule 2.7 Announcement”). The bases and sources set out in the Rule 2.7 Announcement have been used in this communication, unless otherwise stated or the context otherwise requires.

The release, publication or distribution of this communication in, into, or from, certain jurisdictions other than Ireland may be restricted or affected by the laws of those jurisdictions. Accordingly, copies of this communication are not being, and must not be, mailed or otherwise forwarded, distributed or sent in, into, or from any such jurisdiction. Therefore, persons who receive this communication (including without limitation nominees, trustees and custodians) and are subject to the laws of any jurisdiction other than Ireland who are not resident in Ireland will need to inform themselves about, and observe, any applicable restrictions or requirements. Any failure to do so may constitute a violation of the securities laws of any such jurisdiction.

No statement in this communication is intended to constitute a profit forecast or a quantified financial benefit statement for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Horizon or Amgen. No statement in this communication constitutes an asset valuation.